CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We consent to the use in this Registration Statement on Form SB-2 of our report dated March 23, 2004, relating to financial statements of Cytomedix, Inc. and to the reference to our Firm under the caption "Experts" in the Prospectus.

LJ Soldinger Associates, LLC

Deer Park, Illinois
July 7, 2004